Case No.           10-12302 PJW
Reporting Period: November 1 through November 30, 2010

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the eleven months ended November 2010

Consolidated Total

INCOME STATEMENT

Revenues	$51,604,653

Cost of Revenues	$38,314,049

Gross Margin	$13,290,605

OPERATING EXPENSES

Compensation	$9,698,423
Travel and entertainment	$1,066,637
Occupancy	$2,064,294
Professional services	$4,257,118
Insurance	$244,986
Restructuring Expenses	$3,962,365
Other	$265,932

Selling, general, and administrative expenses	$21,559,754

EBITDA	$(8,838,469)

Bad Debt Expense (Recovery)	$569,319
Depreciation	$334,514
Amortization	$2,158,783

Operating Income (Loss)	$(11,331,766)

Interest Expense	$18,495,727
(Gain)/Loss on Warrants & Derivatives	$(46,173,477)
(Gain)/Loss on Extinguishment of Debt	$272,677
Income tax expense (benefit)	$28,206

NET INCOME (LOSS)	$16,045,101

Case No.            10-12302 PJW
Reporting Period: November 1 through November 30, 2010

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the month of November 2010

Consolidated Total

INCOME STATEMENT

Revenues	$4,535,946
Cost of Revenues	$3,402,763
Gross Margin	$1,133,184

OPERATING EXPENSES

Compensation	$789,278
Travel and entertainment	$57,692
Occupancy	$169,386
Professional services	$(736,842)
Insurance	$15,528
Restructuring Expenses	$1,771,569
Other	$48,249
Selling, general, and administrative expenses	$2,114,860

EBITDA	$(1,006,676)

Bad Debt Expense (Recovery)	$25,000
Depreciation	$28,387
Amortization	$196,253

Operating Income (Loss)	$(1,231,317)

Interest Expense	$1,423,847

NET INCOME (LOSS)	$(2,655,164)

Case No.             10-12302 PJW
Reporting Period: November 1 through November 30, 2010

Capital Growth Systems, Inc.
Summary of All Units
For the Eleven Months Ending November 30, 2010

Consolidated Total
BALANCE SHEET

Current Assets
Cash	$1,733,283
Accounts Receivable, net	$5,974,244
Other Current Assets	$4,215,842
Intercompany Accounts	$63,869
Total Current Assets	$11,987,238

Fixed Assets, gross	$3,827,013
Accumulated Depreciation	$(3,075,111)
Fixed Asstes, net	$751,902

Other Assets
Other Assets	$300,224
Intangible Assets	$14,302,889
Goodwill	$1,479,649

Total Assets	$28,821,901

Current Liabilities
Current maturities of debt	$22,546,471
Post-Petition Accounts Payable	$4,628,712
Pre-Petition Accounts Payable	$13,990,875
Post-Petition Accrued Expenses	$4,585,373
Pre-Petition Accrued Expenses	$4,021,095
Deferred Revenue - Short Term	$3,483,508
Total Current Liabilities	$53,256,034

Long-term Liabilities
Debt	$9,632,457
Taxes	$67,000
Total Long-term Liabilities	$9,699,457

Total Liabilities	$62,955,491

Shareholders' Equity
Common stock	$17,015
Reserves	$(57,136)
Additional Paid in Capital	$91,201,768
Retained Earnings, beginning of year	$(140,794,186)
Cumulative gain (loss) on currency translation	$(546,134)
Current Year Retained Earnings Inc/Loss	$16,045,081

Total Equity	$(34,133,591)

Total Liabilities and Shareholders' Equity	$28,821,901

Case No.         10-12302 PJW
Reporting Period: November 1 through November 30, 2010

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 11/30/2010

	Current	1-30	31-60	61-90	Over 90	Total
Total Accounts Payable	$1,399,765	$1,413,235	$726,179	$651,207	$319,323	$4,509,709

Case No.          10-12302 PJW
Reporting Period: November 1 through November 30, 2010

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 11/30/2010

	Current	1-30 Days	31 - 60 Days	61 + Days	Total
Total Accounts Receivables	$3,042,314	$810,685	$152,026	$2,503,071	$6,508,096